UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: February 24, 2023

(Date of earliest event reported)

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4902 Eisenhower Boulevard, Suite 125 Tampa, FL	33634
(Address of principal executive offices)	(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OGEN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On February 24, 2023, Oragenics, Inc. (the “Company”) entered into an At the Market Offering Agreement (the “Sales Agreement”) with Ladenburg Thalmann & Co. Inc. (the “Agent”), pursuant to which the Company may issue and sell, from time to time, shares of its common stock (the “Shares”), depending on market demand, with the Agent acting as the sales agent or principal (the “Offering”). Sales of the Shares may be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly on or through the NYSE American. The Agent will use its commercially reasonable efforts to sell the Shares requested by the Company to be sold on its behalf, consistent with the Agent’s normal trading and sales practices, under the terms and subject to the conditions set forth in the Sales Agreement. The Company has no obligation to sell any of the Shares. The Company may instruct the Agent not to sell the Shares if the sales cannot be effected at or above the price designated by the Company from time to time and the Company may at any time suspend sales pursuant to the Sales Agreement.

The Company will pay the Agent a commission of up to 3.0% of the gross proceeds from the sale of Shares by the Agent under the Sales Agreement. The Company has also agreed to reimburse the Agent for the fees and disbursements of its counsel, payable upon execution of the Sales Agreement, in an amount not to exceed $75,000, in addition to certain ongoing disbursements of its legal counsel up to $4,000 per calendar quarter. In addition, the Company has agreed to provide customary indemnification rights to the Agent.

Any sales of Shares under the Sales Agreement will be made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-269225), including the related prospectus, filed with the Securities and Exchange Commission (the “SEC”) on January 13, 2023 and declared effective on January 25, 2023, as supplemented by the prospectus supplement dated February 24, 2023, and any applicable additional prospectus supplements related to the Offering that form a part of the Registration Statement.

The aggregate market value of Shares eligible for sale in the Offering and under the Sales Agreement will be subject to the limitations of General Instruction I.B.6 of Form S-3, to the extent required under such instruction. The prospectus supplement filed with the SEC on February 24, 2023 is only offering Shares having an aggregate offering price of $5,000,000. The Company will be required to file another prospectus supplement in the event it determines to offer more than $5,000,000 of Shares in accordance with the terms of the Sales Agreement, to the extent then permitted under General Instruction I.B.6 of Form S-3.

The Company intends to use the net proceeds from this Offering to continue funding its pre-clinical development of its SARS-CoV-2 vaccine, Terra CoV-1 and its lantibiotics program and for general corporate purposes, including research and development activities, capital expenditures, and working capital. The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as the timing and progress of our research and development efforts, our funding requirements and the availability and costs of other funds.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement, which is filed as Exhibit 1.1 to this report and is incorporated herein by reference. A copy of the legal opinion of Shumaker, Loop & Kendrick, LLP regarding the legality of the issuance and sale of the Shares is filed as Exhibit 5.1 to this report and is incorporated by reference herein.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 8.01. Other Information.

As previously reported, on January 20, 2023, the Company undertook a 1-for-60 reverse stock split of its authorized, issued and outstanding shares of common stock. The par value per common share remained unchanged. Immediately following the reverse stock split, the Company had 2,024,657 shares of common stock issued outstanding (including shares issued due to rounding as a result of the recent reverse stock split).

As of December 31, 2022, the Company’s cash and cash equivalents balance is expected to be approximately $11.4 million. The Company anticipates that its cash resources as of December 31, 2022, will be sufficient to fund its operations as presently structured through the third quarter of 2023. The Company’s research and development of its Terra CoV-1 vaccine product candidate continues. The Company is currently evaluating formulation options and considering regulatory pathways to advance the program. The Company is strategically assessing multiple opportunities inclusive of further regulatory guidance and requirements and the potential implications thereof. As a result, the Company now anticipates being in a position to file an IND application in the United States or Canada and to thereafter commence a Phase 1 clinical study with NT-CoV2-1, the protocol for which is under development, during the second half of 2023.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to, the following: the Company’s ability to advance the development of its vaccine candidate and lantibiotics candidate under the timelines and in accord with the milestones it projects; the Company’s ability to obtain funding, non-dilutive or otherwise, for the development of the vaccine and lantibiotic product candidates, whether through its own cash on hand, or another alternative source; the regulatory application process, research and development stages, and future clinical data and analysis relating to vaccines and lantibiotics, including any meetings, decisions by regulatory authorities, such as the FDA and Canadian regulatory authorities and investigational review boards, whether favorable or unfavorable; the potential application of our vaccine candidate to variants and other coronaviruses; the Company’s ability to obtain, maintain and enforce necessary patent and other intellectual property protection and license agreements; the nature of competition and development relating to COVID-19 immunization and therapeutic treatments and demand for vaccines and antibiotics; the Company’s expectations as to the outcome of preclinical studies, nasal administration, transmission, manufacturing, storage and distribution; other potential adverse impacts such as delays in regulatory review, interruptions to manufacturers and supply chains, adverse impacts on healthcare systems and disruption of the global economy; the ability to sustain compliance with our listing requirements; and general economic and market conditions and risks, as well as other uncertainties described in our filings with the U.S. Securities and Exchange Commission. All information set forth in this press release is as of the date hereof. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	At the Market Offering Agreement dated February 24, 2023, by and among Oragenics, Inc. and Ladenburg Thalmann & Co. Inc.*

5.1	Opinion of Shumaker, Loop & Kendrick, LLP

23.1	Consent of Shumaker, Loop & Kendrick, LLP (included in Exhibit 5.1).

104	Cover page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

* Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 24th day of February, 2023.

ORAGENICS, INC.
(Registrant)

BY:	/s/ Kimberly Murphy
Kimberly Murphy Chief Executive Officer and President